UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2012

SONIC AUTOMOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13395	56-201079
(Commission File Number)	(IRS Employer Identification No.)

4401 Colwick Road Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 566-2400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 25, 2012, during the audit of Sonic Automotive, Inc.’s (the “Company”) financial statements as of and for the year ended December 31, 2011 (the “2011 Financial Statements”), the Company identified a material weakness in its internal control over financial reporting relating to an error in the methodology utilized by the Company to classify amounts between trade accounts payable and cash and cash equivalents. This error resulted from a reclassification entry recorded by the Company between trade accounts payable and cash and cash equivalents to properly state any bank accounts where the Company may be carrying a negative book balance. The identified error impacted primarily the trade accounts payable and cash and cash equivalent items on the Company’s consolidated balance sheet and the “net cash provided from operating activities” line item on the Company’s consolidated statement of cash flows.

Effective in February 2012, the Company believes that it has corrected the primary issues that led to this deficiency. Specifically, the Company has corrected the methodology and information used to calculate this reclassification and has enhanced the review procedures related to such period-end journal entries. As a result of the implementation of these remedial measures prior to the issuance of the 2011 Financial Statements, the Company has concluded that its results for the fourth quarter and fiscal year ended December 31, 2011 will not be impacted by this material weakness in internal control over financial reporting.

Management’s conclusion regarding the existence of a material weakness in internal control over financial reporting will be reflected in its Report on Internal Control Over Financial Reporting (“Management’s Report”) that will be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 (the “Form 10-K”). The Company currently expects its independent registered public accountants, Ernst & Young LLP (the “Auditor”), to reach a similar conclusion and reflect it in the Auditor’s Report of Independent Registered Public Accounting Firm (the “Auditor’s Report”) in the Form 10-K.

The Company has also received confirmation from the required lenders under its Second Amended and Restated Credit Agreement, dated as of July 8, 2011, among Sonic Automotive, Inc., each lender a party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer and Wells Fargo Bank, National Association, as an L/C Issuer (the “Revolving Credit Facility”) and its Amended and Restated Syndicated New and Used Vehicle Floor Plan Credit Agreement, dated July 8, 2011, among Sonic Automotive, Inc., certain subsidiaries of the Company, each lender a party thereto, Bank of America, N.A., as Administrative Agent, New Vehicle Swing Line Lender and Used Vehicle Swing Line Lender and Bank of America, N.A., as Revolving Administrative Agent (the “Floor Plan Facility” and, together with the Revolving Credit Facility, the “2011 Credit Facilities”) that such lenders do not object to the statements regarding the material weakness described herein in Management’s Report and the Auditor’s Report. Consequently, the Company will not be in default under its 2011 Credit Facilities as a result of this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC AUTOMOTIVE, INC.

By:	/s/ Stephen K. Coss
Stephen K. Coss
Senior Vice President and General Counsel

Dated: February 28, 2012

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